Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Carrollton Bancorp
Columbia, Maryland

As Independent Registered Public Accounting Firm, we hereby consent to the incorporation of our report dated March 8, 2012, on the consolidated financial statements of Carrollton Bancorp and Subsidiary included in this Form 10-K into Carrollton Bancorp’s previously filed registration statements on Form S-8, File Nos. 333-82915, 333-120929 and 333-143104.

Baltimore, Maryland
March 8, 2012